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Exhibit 16.1

July 3, 2013

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Dear Sir or Madam:

        We have read the change in accountants disclosure pursuant to Item 304 of Regulation S-K, captioned "Change in Accounting Firm" in the Registration Statement on Form S-1 of JP Energy Partners LP, dated July 3, 2013, and agree with the statements concerning our firm contained therein.

                      Very truly yours,

                      /s/ Weaver and Tidwell, L.L.P.

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  Exhibit 16.1